Exhibit 32

SECTION 1350 CERTIFICATIONS

             Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of First Niles Financial, Inc. (The "Registrant") that the Quarterly Report of the Registrant on Form 10-QSB for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date:	August 14, 2003	By:	/s/ William L. Stephens William L. Stephens President and Chief Executive Officer (Duly Authorized Representative)

Date:	August 14, 2003	By:	/s/ Lawrence Safarek Lawrence Safarek Vice President and Treasurer (Principal Financial Officer)